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                                                                   EXHIBIT 99.01

September 10, 2001

Dear Fellow Shareholders and Bondholders:

The purpose of this letter is to introduce myself and share some thoughts about our Company and its future, having just completed my first week as your new Chairman and CEO.

First, who is Bill Krause and can he do the job? You most likely have read something about my background, but let me summarize. I am an electrical engineer by degree, a marketer by trade, and a builder of companies by passion. While I started my career at General Electric as part of their well-known manufacturing management program, I have spent the past 34 years in Silicon Valley with technology companies.

I was fortunate to join Hewlett-Packard in 1967 just as they were entering the computer market, spent 14 years learning about how to profitably run a business, and worked my way up to be the senior executive responsible for HP's personal computer business. I left HP in 1981 to join 3Com as an early founder and President and CEO where I was able to put into practice many of the lessons learned at HP until I retired in 1993 as Chairman. My last operating role was as President and CEO of Storm Technology which ended in 1998 when the company filed for protection under federal bankruptcy laws. Since then I have been President of LWK Ventures, a private investment firm and serve on the following public Boards of Directors: Packeteer, Inc., Pinnacle Systems, Inc., Sybase, Inc., and Exodus whose board I joined in June 2000.

Fortunately I have had a broad range of experiences from large, multinational companies such as GE and HP, to building a company almost from scratch such as 3Com and Storm. I have benefited from leading in environments with rapid growth, a bull market, and economic expansion as well as the uncompromising challenges of running a company struggling to survive. With this range of experiences I am confident that I am the right person for Exodus. On this basis I have accepted the challenge of helping to restore our company to financial health while continuing to provide our customers world-class service.

What about Exodus and its future? Let me start with the big picture and then drill down to the specifics of what we plan to do going forward. Large enterprises worldwide are

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now making significant investments in software and managed services to migrate their legacy applications from client-server based architectures to web-based architectures and this offers a large and rapidly growing market opportunity.

Exodus is currently participating in this market segment and we are singularly focused on being the leading provider of complex managed hosting services. While I am fully grounded in the reality of the significant challenges ahead, Exodus is fortunate to have at least 7,000 valuable assets: over 4,000 loyal customers and 3,000 dedicated employees. Based on this it seems clear to me that Exodus has a viable business concept, its problems are fixable, and what is needed is leadership with clear direction and a tough mindedness towards managing the business for profitability. Together with our team of experienced senior executives, I am rolling up my sleeves to get on with the job of rebuilding Exodus into the successful enterprise we all know that it can be. And make no mistake about it: I am committed to remaining at Exodus as Chairman and CEO until this goal is achieved.

Our first order of business is updating our operating plan to reflect the realities of our current environment ensuring the Company's long-term viability. My focus is singular: survive, rebuild, then grow and flourish. As we discussed in our second-quarter conference call, we are currently looking at a number of alternatives to help strengthen our financial position and we will be reporting to you as we make progress.

In parallel, our next order of business is customer and employee retention. Already I have had a chance to meet with several of our larger customers. I am pleased to report that they have been very supportive, and consider us a valuable and viable outsourcing partner. In order to maintain their confidence, we will continue our emphasis on providing our customers with both unmatched customer service and timely information about our financial condition. Regardless of the challenges facing us, we want our customers to know they remain our first priority. However, let me add that we will be continuing to terminate relationships with those few customers who are not able to pay for the services being delivered.

As a director of Exodus, I've been able to observe the performance of the people at Exodus from somewhat of a distance. Now I can see first hand the excellent quality of our employees across the board. They are the reason we are among the leaders in our industry, and they are the reason we will continue to thrive, long into the future. I feel very comfortable knowing I work at a company with such talented and dedicated people.

I realize many of you are concerned by the significant decline in the price of Exodus stock and bonds in recent months. I can assure you that the entire team at Exodus shares this concern. As stockholders ourselves, each employee-owner and director has the same kind of financial interest in the Company that you do. It is our goal to work together to re-build Exodus into a profitable and growing company that will create long-term shareholder and bondholder value.

You can count on me to communicate with you on a regular basis, and I will let you know about any new developments as soon as they are concrete. While we have challenges ahead of us at Exodus, I am excited to be a part of this team.